Exhibit 99.1

November 13, 2013

SAEXPLORATION ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

AND AWARDING OF NEW PROJECTS

CALGARY, Alberta--(BUSINESS WIRE)-- SAExploration Holdings, Inc. (NASDAQ:SAEX, OTCBB:SAEXW)("SAE" or "the Company") today announced financial results for the third quarter ("Q3") and nine months ended September 30, 2013, and the receipt of new project awards in Alaska and South America with an aggregate value of approximately $152 million.

Brian Beatty, CEO and President of SAE, commented, "As previously announced, we experienced significant operational adversity during Q3 2013, including mechanical issues on a contracted vessel in Malaysia, project initiation delays relating to the environmental permitting process on two contracts in South America, and the further delay of a previously paused 3D project in Alaska. This confluence of unusual and unprecedented circumstances significantly impacted our Q3 2013 results, with the situation in Malaysia having a considerable effect on our profits due to the fixed-price nature of that particular contract. I am grateful for the quick and professional response of our personnel, which allowed the projects in Malaysia, Colombia, and Bolivia to resume and move towards completion. The situation in Alaska was disappointing and unforeseen. Due to the lack of clarity on if and when the project might resume, we have removed the remaining expected revenue from this particular contract from our internal projections and backlog, and have re-focused resources in the region on obtaining new contracts, such as the two new Alaska projects announced today."

Mr. Beatty continued, "We believe that the issues that impacted our results were confined to Q3 2013. Our operations have normalized, and we expect to return to profitability in the fourth quarter ("Q4") of 2013. We remain confident in the fundamentals underlying our business and the long-term prospects of our industry. Our expanding global client base will continue to benefit from SAE's expertise and experience with operating in logistically complex and challenging areas, an industry-leading QHSE record, state-of-the-art equipment, and expert knowledge in creating infrastructure, such as roads and bridges, transporting heavy equipment, providing accommodations and lodging, and in establishing community relations."

Q3 2013 Financial Results

Revenues for Q3 2013 decreased to $47.4 million from $75.5 million in Q3 2012. Much of this revenue variation was due to project delays in Colombia and Bolivia and the failure of a customer in Alaska to resume a project that was previously paused in late 2012. This same project during Q3 2012 had third-party pass-through revenues of $31.1 million, which were outside of SAE's normal seasonality of projects and on which the Company only charged a small administrative fee.

Gross (loss) profit was $(4.1) million, or (8.7%) of revenues, compared to gross profit of $10.9 million, or 14.4% of revenues, in the Q3 2012. The primary causes of the gross loss in Q3 2013 were attributable to approximately $6.3 million in repair costs incurred on a shallow-water fixed-fee project in Malaysia when one of SAE's lead vessels experienced more than a week's downtime for repair. The downtime in Malaysia resulted in the entire seismic acquisition crew and all vessels being placed on stand-by for the duration of the repairs.

In addition, approximately 52% of SAE's revenues in Q3 2013 were generated from projects in Canada, which had lower margins due to the off-seasonal timing of these mid-year projects that produce a more competitive market than is typical of SAE's winter operations in the region.

Gross (loss) profit for Q3 2013 and Q3 2012 included depreciation of $3.4 million and $3.3 million, respectively. Excluding depreciation, gross margins for Q3 2013 and Q3 2012 were (1.5%) and 18.7%, respectively.

Selling, general and administrative expenses in Q3 2013 were $7.7 million compared to $7.6 million in Q3 2012.

Operating (loss) in Q3 2013 was $(12.7) million compared to $3.3 million of operating income in Q3 2012.

Interest expense in Q3 2013 rose to $4.7 million from $0.6 million in Q3 2012, due to a higher level of growth-related borrowing.

Provision for income taxes in Q3 2013 rose to $12.6 million from $0.3 million in Q3 2012. Provision for income taxes in Q3 2013 included a one-time, non-cash $1.8 million write down associated with prior period losses. Also included in the provision for income taxes was $10.4 million of tax expense related to operations outside of the U.S., due to income earned from foreign operations which generated tax expenses and the non-tax benefit of the current period U.S. loss.

Net (loss) for Q3 2013 was $(29.7) million, or $(2.22) per basic and diluted share, compared to net income of $2.5 million, or $0.44 per basic and diluted share, in Q3 2012. In addition to the above-referenced provision for income taxes, the decline in net income was due to a number of factors in Q3 2013 including:

•	Higher percentage of revenues at lower than typical margin;

•	Losses experienced on the crew in Malaysia due to the downtime from repair of the lead vessel;

•	Project delays experienced in Bolivia, Colombia and Alaska; and

•	Higher interest expense.

Weighted average diluted shares outstanding in Q3 2013 rose to 13.4 million from 5.7 million in Q3 2012, due primarily to the issuance of shares to Former SAE stockholders in the Merger in June 2013.

Modified EBITDA in Q3 2013 was $(8.0) million compared to $6.9 million in Q3 2012. The decrease was due mainly to the factors discussed above.

At September 30, 2013, cash and cash equivalents totaled $16.8 million, working capital was $24.4 million, long-term debt was $91.8 million, and stockholders' equity totaled $6.8 million.

New Project Awards

During Q4 2013, SAE was awarded two new projects for seismic data acquisition and logistical services in Alaska, along with two new projects in South America for similar services. The total aggregate value of these new projects is approximately $152 million. Of the projects in Alaska, one should be completed during Q4 2013 and the second should be completed in the second quarter ("Q2") of 2014 with additional work to be completed in Q2 2015. One of the projects awarded in South America is currently being permitted by SAE on behalf of the client. This project is contingent on the successful completion of the permitting process and is anticipated to begin in Q2 2014. The second project award in South America is expected to initiate during Q1 2014 and conclude in Q3 2014.

Mr. Beatty commented, "Our business development efforts remain robust, as we continue to respond to increasing customer interest and exploration activity in all of the geographies where we operate. This is evidenced by the awarding of these four new contracts in addition to our outstanding bids, some of which will mark our first steps into new markets. We will be providing a suite of comprehensive services for these projects, most of which will be higher-margin logistically-related activities."

Current Backlog

As of November 12, 2013, the Company's backlog rose to approximately $272 million from $264 million on September 30, 2013. The recent changes to the Company's backlog included the:

•	Removal of $114 million related to the further delay of a previously paused 3D project in Alaska;

•	Addition of $152 million from the newly announced projects described above; and

•	Partial completion of other projects during the month of October.

The Company's backlog remains strong. SAE has demonstrated its ability to more than compensate for a sudden or unexpected loss of revenue due to an extraordinary event, such as the long-term postponement of a major contract.

Approximately 25% of the current backlog should be realized during the remainder of 2013. In addition, SAE expects to realize approximately 64% and 11% of the current backlog during 2014 and 2015, respectively. The approximate estimations of realization from the backlog can be reduced by a number of factors including, but not limited to, customer delays or cancellations, permitting or project delays and environmental conditions.

In addition to the new projects announced today, SAE expects to earn its first contract in Brazil during Q4 2013 and initiate operations in Q1 2014. Moreover, the Company has $92 million of bids outstanding in North Africa. SAE is in the advanced stages of opening its first office in Africa, with the expectation of securing new projects in Ethiopia or Chad during 2014. SAE is also opening an office in Kuala Lumpur, Malaysia in anticipation of expanding its presence in Southeast Asia. SAE's expansion into these new regions is consistent with its core focus on growing or obtaining market share in logistically complex regions of the world where it can utilize its expertise and experience in providing a full suite of services to minimize clients' exploration risks.

Warrant Exchange

As announced on November 1, 2013, SAE filed with the Securities and Exchange Commission a registration statement on Form S-4 in connection with the proposed exchange of its warrants for shares of its common stock. The Form S-4 is available on the SEC's EDGAR system, and may be accessed, free of charge, at http://www.sec.gov/Archives/edgar/data/1514732/000114420413058098/0001144204-13-058098-index.htm. The registration statement has not yet been declared effective and the information contained in the filing is subject to change. SAE will make an announcement when it commences the exchange offer.

Q3 2013 Conference Call

SAE will host a conference call on Thursday, November 14, 2013 at 10:00 AM ET to discuss the Company's financial results for the third quarter ended September 30, 2013 and other related matters. Participants can access the conference call by dialing (877) 423-9820 (domestic) or (201) 493-6749 (international). The conference call will also be broadcast live on the Investors section of SAE's website at www.saexploration.com. To listen to the live call via the Company's website, please go to the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. The conference call will be archived on the Company's website for approximately 90 days.

About SAExploration Holdings, Inc.

SAE is a leading, vertically-integrated provider of 2D, 3D and 4D seismic data and logistical services with operations throughout South America, North America, and Southeast Asia. SAE specializes in logistically complex regions of the world, and provides a wide range of services to its clients, including surveying, program design, logistical support, data acquisition, processing, infrastructure implementation, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Canada, Alaska, Peru, Colombia, Bolivia, Papua New Guinea, New Zealand and Brazil. SAE's website is www.saexploration.com.

The information in SAE's website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," "will," "should" and variations of these words or similar words. These forward-looking statements may include statements regarding SAE's financial condition, results of operations and business and SAE's expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE's filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE's business are or will be described in greater detail in SAE's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

SAExploration Holdings, Inc. and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue from services	$47,429	$75,467	$174,575	$211,647
Direct operating expenses, including depreciation expense of $3,442 and $3,261 for the three months ended September 30 2013 and 2012, respectively, and $10,378 and $8,728 in the nine months ended September 30 2013 and 2012, respectively	51,562	64,586	148,472	172,913
Gross (loss) profit	(4,133)	10,881	26,103	38,734
Selling, general and administrative expenses	7,674	7,556	20,281	19,576
Merger costs	591	—	1,174	—
Depreciation and amortization	259	171	781	459
Loss (gain) on sale of assets	18	(116)	121	189
(Loss) income from operations	(12,675)	3,270	3,746	18,510
Other income (expense):
Other, net	151	(316)	(1,294)	(25)
Interest expense, net	(4,677)	(632)	(11,489)	(1,471)
Foreign exchange (loss) gain, net	120	470	(1,179)	521
Total other expense, net	(4,406)	(478)	(13,962)	(975)
(Loss) income before income taxes	(17,081)	2,792	(10,216)	17,535
Provision for income taxes	12,615	310	13,863	2,227
Net (loss) income	$(29,696)	$2,482	$(24,079)	$15,308
Basic and diluted (loss) income per common share
Weighted average shares outstanding -basic	13,402,664	5,685,288	8,861,612	5,685,288
(Loss) income per share – basic	$(2.22)	$0.44	$(2.72)	$2.69
Weighted average shares outstanding -diluted	13,402,664	5,685,288	8,861,612	5,685,288
(Loss) income per share – diluted	$(2.22)	$0.44	$(2.72)	$2.69

SAExploration Holdings, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net (loss) income	$(29,696)	$2,482	$(24,079)	$15,308
Other items of comprehensive (loss) income, foreign currency translation net of tax	(47)	(9)	(2,337)	866
Total other comprehensive (loss) income	$(29,743)	$2,473	$(26,416)	$16,174

SAExploration Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2013 and December 31, 2012
(In thousands, except share amounts)

	September 30, 2013	December 31, 2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$16,762	$15,721
Restricted cash	798	3,701
Accounts receivable	46,264	27,585
Deferred costs on contracts	6,112	5,911
Prepaid expenses	8,401	8,553
Deferred tax asset, net	122	902
Total current assets	78,459	62,373
Property and equipment, net	61,637	70,456
Intangible assets, net	1,339	1,478
Goodwill	2,232	2,306
Deferred loan issuance costs, net	8,700	9,066
Deferred tax asset, net	590	1,622
Other assets	680	674
Total assets	$153,637	$147,975
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,369	$12,309
Accrued liabilities	3,787	5,435
Income and other taxes payable	8,721	5,896
Accrued payroll liabilities	2,800	3,247
Notes payable – current portion	800	800
Notes payable to related parties	500	53
Deferred revenue – current portion	5,506	6,145
Capital leases – current portion	616	818
Total current liabilities	54,099	34,703
Long-term portion of notes payable, net	79,532	78,493
Long-term portion of notes payable to related parties	12,267	—
Long-term portion of capital leases	717	1,054
Deferred revenue – non-current portion	—	3,175
Deferred tax liabilities, net	241	241
Warrant liabilities	—	1,244
Total liabilities	146,856	118,910
Commitments and contingencies (See Note 2)
Convertible preferred stock of Former SAE, $0.0001 par value, 5,000,000 shares authorized; Series A preferred stock, $1.00 stated value, 5,000,000 shares retired as a result of the Merger	—	5,000
Former Trio preferred Stock, $0.0001 par value, 1,000,000 authorized shares and no outstanding shares	—	—
Stockholders’ equity:
Common Stock, $0.0001 par value, 55,000,000 authorized, and 13,402,664 and 6,321,848 issued and outstanding at September 30, 2013 and December 31, 2012, respectively.	2	1
Additional paid-in capital	26,301	1,907
Retained (deficit) earnings	(17,541)	21,801
Accumulated other comprehensive (loss) income	(1,981)	356
Total stockholders’ equity	6,781	24,065
Total liabilities and stockholders’ equity	$153,637	$147,975

SAEXPLORATION HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF MODIFIED EBITDA
(Unaudited)
(In thousands)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013		2012	2013		2012
Net (loss) income	$(29,696)		$2,482	$(24,079)		$15,308
Depreciation and amortization	5,087		3,432	13,636		9,188
Interest expense, net	3,292	(1)	632	9,012	(1)	1,471
Provision for income taxes	12,615		310	13,863		2,227
Non-recurring expense	679	(2)	—	2,520	(2)	—
Modified EBITDA	$(8,023)		$6,856	$14,952		$28,194

(1)	Excludes $1,385 and $2,447 of amortization of loan issuance costs which are included in depreciation and amortization in the three and nine months periods ended September 30, 2013.

(2)	Principally third-party financing costs, costs associated with the Merger, and one-time severance costs related to the reduction of staff in Colombia.

Modified EBITDA (arrived at by taking earnings before interest, taxes, depreciation and amortization, and non-recurring expenses) is not derived in accordance with generally accepted accounting principles ("GAAP"). EBITDA is a key metric SAE uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. SAE considers EBITDA important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA enables SAE's Board of Directors and Management to monitor and evaluate the business on a consistent basis. SAE uses EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The presentation of EBITDA should not be construed as an inference that SAE's future results will be unaffected by unusual or non-recurring items or by non-cash items, such as noncash compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(832) 606-4117

rabney@saexploration.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

Source: SAExploration Holdings, Inc.

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